U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED): February 18, 2009

Commission File Number: 333-106247

REMOTE KNOWLEDGE, INC.
(Name of Small Business Issuer in its Charter)

DELAWARE	74-1664837
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3657 Briarpark Drive, Suite 100,
Houston, Texas 77042
(Address of principal executive offices)

(281) 599-4800
(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The Company received notice on or around February 19, 2009, that Muragai LLC, as lender representative for itself and other junior lenders (“Muragai” and collectively the “Lender”) has decided to decrease its future funding of the Company, and may suspend its funding of the Company as a result of certain outstanding issues relating to the Company’s operations which are in conflict with the Company’s agreements with the Lender.

Additionally, due to the fact that the Lender may cease funding the Company, as well as the deteriorating conditions in the overall economy and specifically in the recreational and light-commercial marine market, the Company does not believe it is the appropriate time to begin a major distribution initiative for its GEO Mobile products.  As such, the Company has decided to slow down the manufacture of its products and wait for overall market conditions to improve.  In the interim, the Company has elected to cut its overhead and expenses to minimum levels while it looks for additional funding and evaluates its strategic alternatives.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REMOTE KNOWLEDGE, INC.

/s/ C. Gregory Peters
C. Gregory Peters
Chief Executive Officer

February 19, 2009